UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the holders of Class A common stock of Verisk Analytics, Inc. (the “Company”) for a vote at the 2013 Annual Meeting of Stockholders held on May 15, 2013:

1.	The election of four members of the Board of Directors;

2.	The advisory, non-binding resolution to approve the compensation of the Company’s named executive officers (“say-on-pay”);

3.	The approval of the Verisk Analytics, Inc. 2013 Equity Incentive Plan;

4.	The approval of the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan; and

5.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2013.

The results of such votes were as follows:

1. The Company’s stockholders elected each of the four nominees to the Board of Directors for a three year term by the following votes:

Name of Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
John F. Lehman	145,736,652	3,684,681	4,637,936
Andrew G. Mills	147,717,375	1,703,958	4,637,936
Constantine P. Iordanou	143,535,356	5,885,977	4,637,936
Scott G. Stephenson	147,277,728	2,143,605	4,637,936

2. The Company’s stockholders approved the compensation of the Company’s named executive officers on an advisory, non-binding basis by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
144,146,547	4,994,095	280,691	4,637,936

3. The Company’s stockholders approved the Verisk Analytics, Inc. 2013 Equity Incentive Plan by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
141,897,147	7,262,789	261,397	4,637,936

4. The Company’s stockholders approved the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
144,251,975	4,930,524	238,834	4,637,936

5. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2013 by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
153,092,050	617,381	349,838

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: May 15, 2013	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary